SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2002

SOFTNET SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05270	11-1817252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Townsend Street, Suite 225, San Francisco, California 94103

(Address of principal executive offices including zip code)

(415) 354-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
Exhibit 4.1
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

Item 5. Other Events.

     On July 30, 2002, SoftNet Systems, Inc. and Independence Holding Company (“IHC”) entered into an agreement whereby SoftNet agreed to purchase all of the outstanding shares of First Standard Holdings Corp. from an affiliate of Independence Holding Company for $31.92 million in cash. In a separate transaction on July 30, 2002, an affiliate of IHC purchased 19.9% of the outstanding common stock of SoftNet from an affiliate of Pacific Century Cyberworks. In connection with this purchase, SoftNet and IHC entered into a Stock Agreement and a Registration Rights Agreement. The Stock Purchase Agreement, Stock Agreement and Registration Rights Agreement are set forth in Exhibits 10.1, 10.2 and 4.1 hereto, respectively, and are incorporated in this Report as if fully set forth herein. The full text of the press release announcing these transactions is set forth in Exhibit 99.1 hereto and is incorporated in this Report as if fully set forth herein.

Item 7. Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of July 30, 2002, between SoftNet Systems, Inc. and Madison Investors Corporation.

10.1	Stock Purchase Agreement, dated as of July 30, 2002, between SoftNet Systems, Inc., SSH Corporation and Independence Holding Company.

10.2	Stock Agreement, dated as of July 30, 2002, between SoftNet Systems, Inc., Independence Holding Company and Madison Investors Corporation.

99.1	Text of Press Release, dated July 30, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2002

SOFTNET SYSTEMS. INC

By:	/s/ George L. Hernandez Name: George L. Hernandez Title: Acting Chief Operating Officer; Vice President, Finance and Administration; and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of July 30, 2002, between SoftNet Systems, Inc. and Madison Investors Corporation.

10.1	Stock Purchase Agreement, dated as of July 30, 2002, between SoftNet Systems, Inc., SSH Corporation and Independence Holding Company.

10.2	Stock Agreement, dated as of July 30, 2002, between SoftNet Systems, Inc., Independence Holding Company and Madison Investors Corporation.

99.1	Text of Press Release, dated July 30, 2002.